FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Instructions for Certificate/ Amendment/Withdrawal of Designation - Profit Corporation

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

TYPE or PRINT the following information and submit the filing with Customer Order Instruction Form and payment:

In the title box please indicate the document being filed:

For a Certificate of Designation complete sections 1, 2, 3, 6 and 8.
For a Certificate of Amendment Before or After Issuance of stock complete sections 1, 2, 4, 5, 6 and 8.
For a Certificate of Withdrawal of Designation complete sections 1, 2, 7 and 8.

1. ENTITY INFORMATION: Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. EFFECTIVE DATE AND TIME: This section is only for the Certificate of Designation or Amendment to Designation and is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

3. CLASS OR SERIES OF STOCK: This section is for a Certificate of Designation. Indicate the class and/or series being designated. Additional page(s) may be attached if necessary.

4. INFORMATION FOR AMENDMENT OF CLASS OR SERIES OF STOCK: This section is to amend a Certificate of Designation currently on file. Indicate the class and/or series being amended. Additional page(s) may be attached if necessary.

5. AMENDMENT OF CLASS OR SERIES OF STOCK: Indicate what type of designation is being completed by selecting one box.

Certificate of Amendment to Designation- Before Issuance of Class or Series
As of the date of the certificate no class or series of stock have been issued.

Or

Certificate of Amendment to Designation- After Issuance of Class or Series
The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6. RESOLUTION: This section is for the Certificate of Designation or the Amendment to the Designation. Indicate the provisions being set forth or being amended. Additional page(s) may be attached if necessary.

7. WITHDRAWAL: This section is to withdraw a Certificate of Designation. Indicate the designation being withdrawn, original filing date and the resolution of the board of directors authorizing the withdrawal of the Certificate of Designation establishing the class or series of stock.

8. SIGNATURE(S): Must be signed by a Officer, if more than 2 signatures an additional page may be attached. Form will be returned if unsigned.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Aureus Greenway Holdings Inc. Entity or Nevada Business Identification Number (NVID): E37116252023-7
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 01/26/2024 Time: 12:00 am (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series A Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* a series of preferred stock consisting of twenty million (20,000,000) shares, par value $0.001 per share, to be designated "Series A Preferred Stock"
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Date: 01/25/2024 Signature of Officer

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND OTHER RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF
of
SERIES A PREFERRED STOCK
of
AUREUS GREENWAY HOLDINGS INC.

(Pursuant to Section 78.1955 of the
Nevada Revised Statutes)

AUREUS GREENWAY HOLDINGS INC., a Nevada corporation (the "Corporation"), pursuant to the provisions of Section 78.1955 of the Nevada Revised Statutes, does hereby make this Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock and Qualifications, Limitations and Restrictions (the "Certificate of Designations") and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by the Articles of Incorporation of the Corporation (, the "Articles"), which authorizes the issuance of 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, the Board duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article 3 of the Articles, the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of twenty million (20,000,000) shares, par value $0.001 per share, to be designated "Series A Preferred Stock" (each share of Series A Preferred Stock, a " Series A Preferred Share"): and be it

RESOLVED, that each Series A Preferred Share shall rank equally in all respects and shall be subject to the following terms and provisions:

1. Dividends. The holders of the Series A Preferred Shares shall not be entitled to receive dividends of any kind.

2. Conversion Rights. The Series A Preferred Shares shall not be subject to conversion into common stock of the Corporation, par value $0.001 per share (the "Common Stock") or other equity authorized to be issued by the Corporation.

3. Voting Rights. The holders of the Series A Preferred Shares are entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote and, except as otherwise provided herein or by law, the holders of the Series A Preferred Shares shall vote together with the holders of shares of Common Stock as a single class. As of any record date or other determination date, each holder of the Series A Preferred Shares shall be entitled to the TWENTY (20) votes per Series A Preferred Share.

4. Recapitalization or Reclassification. If the Corporation shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of Series A Preferred Shares, as set forth in Paragraph 3 above, shall be increased or decreased, as applicable, in the same proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction.

5. Exclusion of Other Rights. Except as may otherwise be required by law, the Series A Preferred Shares shall not have any preferences or relative, participating, optional or special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Articles.

6. Heading and Subdivision. The heading of the various subdivisions hereof is for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

7. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Shares set forth in this resolution (as such resolution may be amended from time to time) is valid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

8. Status of Cancelled Shares. Series A Preferred Shares which have been issued and cancelled in any manner shall (upon compliance with any applicable provisions of the laws of the State of Nevada) have the status of authorized and unissued Series A Preferred Shares issuable in series undesignated and may be re-designated and reissued

[signature page follows]

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designations, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 25th day of January 2024.

AUREUS GREENWAY HOLDINGS INC.

By: ChiPing Cheung
Name: ChiPing Cheung
Title: President and Director